SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 12, 2013

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events

Since the retirement of Michael R. Walton from the Company's Board of Directors on September 9, 2013, the Audit Committee has only had two members.  On September 18, 2013, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") noting that the Company was no longer in compliance with NASDAQ Marketplace Rule 5605(c)(2), which requires the Company to have at least three independent directors serving on its Audit Committee.  NASDAQ Marketplace Rule 5605(c)(4)(B) provides the Company with a cure period to fill the vacancy on its Audit Committee until the earlier of the Company's next annual meeting of shareholders or September 9, 2014.

On December 12, 2013, the Company's Board of Directors approved the appointment of Richard E. Wenninger, an existing independent director, as a new member of the Audit Committee with immediate effect.  The Company has, therefore, cured the deficiency and is now in full compliance with NASDAQ Marketplace Rule 5605(c)(2).

On December 12, 2013, the Company's Board of Directors also appointed Andrew S. Love, an existing independent director, as a new member of the Nominating and Corporate Governance Committee to fill the vacancy created by Michael R. Walton's retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  December 13, 2013
BY /s/ Michele Greco
Michele Greco, Vice President
             and Chief Financial Officer